UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d) On October 19, 2021, the Board of Directors (the “Board”) of FAT Brands Inc. (the “Company”) appointed Amy V. Forrestal and Kenneth J. Anderson as directors of the Company, effective on such date, to fill existing vacancies on the Board. Ms. Forrestal will serve as a Class II director with a term expiring at the Company’s 2022 Annual Meeting of Stockholders, and Mr. Anderson will serve as a Class I director with a term expiring at the Company’s 2024 Annual Meeting of Stockholders. Ms. Forrestal and Mr. Anderson are expected to serve on various committees of the Board but the committee appointments have not yet been determined.

The Company announced the appointment of Ms. Forrestal in its October 20, 2021 press release and the appointment of Mr. Anderson in its October 25, 2021 press release, copies of which are filed herewith as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

Each of Ms. Forrestal and Mr. Anderson will receive standard compensation from the Company for non-employee directors, consisting of annual cash compensation of $80,000 plus $40,000 for service on Board committees, and an annual equity award of stock options to acquire 30,636 shares of Class A common stock of the Company vesting over three years.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 19, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Three proposals were submitted to, and approved by, stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on September 9, 2021. Holders of shares of Class A common stock and Class B common stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below, which amounts reflect the number of votes per share to which each class of common stock was entitled to vote at the Annual Meeting.

(1) Stockholders elected one Class I director to the Company’s Board of Directors to hold office until the 2024 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Andrew A. Wiederhorn	1,901,665,284	1,596,007	263,860,228

(2) The proposal on an amendment to the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”) to increase the number of shares of Class A common stock issuable under the Plan was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
1,900,122,485	2,779,278	359,394	263,860,362

(3) The proposal to ratify the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2021 was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
2,166,573,766	468,591	79,162	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 20, 2021
99.2	Press release, dated October 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2021

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer